                                                                    EXHIBIT 4(c)

                                                                           DRAFT

                  ---------------------------------------------




                               OHIO EDISON COMPANY

                                      WITH

                              THE BANK OF NEW YORK,
                                   AS TRUSTEE


                                 ---------------


                             SUPPLEMENTAL INDENTURE


                        PROVIDING AMONG OTHER THINGS FOR

                                 MORTGAGE BONDS

                             _____% SERIES DUE ____


                                 ---------------


                         DATED AS OF ___________, _____




                  ---------------------------------------------

                  SUPPLEMENTAL INDENTURE, dated as of _________, between OHIO EDISON COMPANY, a corporation organized and existing under the laws of the State of Ohio (hereinafter called the "Company"), party of the first part, and THE BANK OF NEW YORK, a corporation organized and existing under the laws of the State of New York, as Trustee under the Indenture hereinafter referred to, party of the second part.

                  WHEREAS, the Company has heretofore executed and delivered to THE BANK OF NEW YORK, as trustee (hereinafter called the "Trustee"), a certain General Mortgage Indenture and Deed of Trust, dated as of January 1, 1998, to secure bonds of the Company, issued and to be issued in series, from time to time, in the manner and subject to the conditions set forth in the said Indenture, which Indenture as hereby further supplemented is hereinafter referred to as the "Indenture"; and

                  WHEREAS, the Company, by appropriate corporate action in conformity with the terms of the Indenture, has duly determined to create a new series of bonds under the Indenture to consist initially of, but not limited to, $___________ in principal amount, to be designated as "Mortgage Bonds, ____% Series due ____" (hereinafter sometimes referred to as the "bonds of the ___% Series"), the bonds of which series are to bear interest at the rate of ________ per centum (___%) per annum, are to mature on ________, ____, and are to be substantially in the following form:


                        [FORM OF BOND OF THE ___% SERIES]


                               OHIO EDISON COMPANY

                       MORTGAGE BOND, ___% SERIES DUE ____

                               DUE _________, ____

$_________________                                               No. ___________

                  OHIO EDISON COMPANY, a corporation of the State of Ohio (hereinafter called the Company), for value received, hereby promises to pay to or registered assigns, dollars at an office or agency of the Company in the Borough of Manhattan, The City of New York, New York or in the City of Akron, Ohio, on _____________, ____ in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay at said offices or agencies to the registered owner hereof, in like coin or currency, interest thereon from the latest semiannual interest payment date (_____________ or ____________) to which interest has been paid on the bonds of this series preceding the date hereof, unless the date hereof be an interest payment date to which interest is being paid, in which case from the date hereof, or unless the date hereof is prior to _________, ____, in which case from __________, ____ (or, if this bond is dated between the record date for any interest payment date and such interest payment date, then from such interest payment date), at the rate of ___________________ per centum (_____%) per annum, payable on __________ and _________ in each year, until the Company's obligation with respect to the payment of such principal shall have been discharged as provided in the Indenture referred to on the reverse hereof, and to pay interest on any overdue principal, premium, if any, and (to the extent that payment of such interest on any overdue interest is not prohibited under applicable law) on any defaulted interest at the rate of ________ per centum (___%) per annum. Payments of principal of and interest on this bond shall be made at an office or agency of the Company in the Borough of Manhattan, The City of New York, New York or in the City of Akron, Ohio.

                  The interest so payable on any _____________ or _____________ will be paid to the person in whose name this bond is registered at the close of business on the record date, which shall be the __________ or ___________, as the case may be, next preceding such interest payment date, or, if such __________ or ____________ shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, The City of New York, N.Y. or in the City of Akron, Ohio are authorized by law to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

                  The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

                  This bond shall not become obligatory until The Bank of New York, the Trustee under the Indenture referred to on the reverse hereof, or its successor thereunder, shall have authenticated the form of certificate endorsed hereon.


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


                  IN WITNESS WHEREOF, Ohio Edison Company has caused this bond to be signed in its name by its President or a Vice President, by his signature or a facsimile thereof, and its corporate seal to be printed hereon, attested by its Secretary or an Assistant Secretary, by his signature or a facsimile thereof.

Dated:

                                                     OHIO EDISON COMPANY,


                                                     By
                                                        ------------------------
                                                        NAME:
                                                        TITLE:


Attest:


-------------------------
NAME:
TITLE:



                 [FORM OF TRUSTEE'S AUTHENTICATION CERTIFICATE]


                      TRUSTEE'S AUTHENTICATION CERTIFICATE

                  This bond is one of the bonds of the series designated therein, described in the within-mentioned Indenture.

                                                     THE BANK OF NEW YORK,
                                                               as Trustee,


                                                     By
                                                        ------------------------
                                                        Authorized Signatory

                        [FORM OF BOND OF THE ___% SERIES]

                                    [REVERSE]

                               OHIO EDISON COMPANY

                       MORTGAGE BOND, ___% SERIES DUE ____


                  This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its Mortgage Bonds of the series designated in its title, all issued and to be issued under and equally secured (except as to any money, obligations or other instruments, or earnings thereon, deposited with the Trustee or sinking fund established in accordance with the provisions of the Indenture hereinafter mentioned for the bonds of any particular series) by a General Mortgage Indenture and Deed of Trust, dated as of January 1, 1998, executed by the Company to The Bank of New York, as Trustee, as amended and supplemented by indentures supplemental thereto, to which Indenture as so amended and supplemented (herein referred to as the "Indenture") reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds in respect thereof and the terms and conditions upon which the bonds are secured.

                  [Bonds of this series [are not redeemable prior to] [their maturity] [_________, ____]. [Thereafter, the bonds of this series] are redeemable at the option of the Company, as a whole or in part, at any time prior to maturity, upon notice (as specified under the Indenture), to each registered owner of a bond to be redeemed, in whole or in part, at his last address appearing on the registry books, at the principal amount of the bonds so to be redeemed and accrued interest to the date of redemption, together with a premium equal to a percentage of the principal amount thereof determined as set forth in the tabulation below:


  (If redeemed during the twelve months'
   period ending with the _____ day of
  __________ of the year stated)

                                                                 Redemption
          Year                                                   Premium   ]
          ----                                                   -----------


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


                  The principal hereof may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture, upon the occurrence of a completed default as in the Indenture provided.

                  No recourse shall be had for the payment of the principal of or premium, or interest if any, on this bond, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation, either directly or through the Company or a predecessor or successor corporation, whether by virtue of any Constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability of incorporators, stockholders, officers and directors being released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

                  The bonds of this series are issuable only as registered bonds without coupons in denominations of $1,000 and authorized multiples thereof. This bond is transferable as prescribed in the Indenture by the registered owner hereof, in person or by attorney duly authorized, at an office or agency of the Company, in the Borough of Manhattan, The City of New York, New York or in the City of Akron, Ohio, upon surrender and cancellation of this bond and thereupon a new registered bond or bonds of the same series for a like principal amount, in authorized denominations, will be issued to the transferee in exchange therefor, as provided in the Indenture, and upon payment, if the Company shall require it, of the transfer charges therein prescribed. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner for the purpose of receiving payment of or on account of the principal and interest due hereon and for all other purposes. Registered bonds of this series shall be exchangeable at said offices or agencies of the Company for registered bonds of other authorized denominations having the same aggregate principal amount, in the manner and upon the conditions prescribed in the Indenture.

                  Bonds of this series are to be issued initially under a book-entry only system and, except as hereinafter provided, registered in the name of The Depository Trust Company, New York, New York ("DTC") or its nominee, which shall be considered to be the holder of all bonds of this series for all purposes of the Indenture, including, without limitation, payment by the Company of principal of and premium, if any, and interest on such bonds of this series and receipt of notices and exercise of rights of holders of such bonds of this series. There shall be a single bond of this series which shall be immobilized in the custody of DTC with the owners of book entry interests in bonds of this series ("Book-Entry Interests") having no right to receive bonds of this series in the form of physical securities or certificates. Ownership of Book-Entry Interests shall be shown by book entry on the system maintained and operated by DTC, its participants (the "Participants") and certain persons acting through the Participants. Transfers of ownership of Book-Entry Interests are to be made only by DTC and the Participants by that book-entry system, the Company and the Trustee having no responsibility therefor so long as bonds of this series are registered in the name of DTC or its nominee. DTC is to maintain records of the positions of Participants in bonds of this series, and the Participants and persons acting through Participants are to maintain records of the purchasers and owners of Book-Entry


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



Interests. If DTC or its nominee determines not to continue to act as a depository for the bonds of this series in connection with a book-entry only system, another depository, if available, may act instead and the single bond of this series will be transferred into the name of such other depository or its nominee, in which case the above provisions will continue to apply but to the new depository. If the book-entry only system for bonds of this series is discontinued for any reason upon surrender and cancellation of the single bond of this series registered in the name of the then depository or its nominee, new registered bonds of this series will be issued in authorized denominations to the holders of Book-Entry Interests shown on the book-entry system immediately prior to the discontinuance thereof. Neither the Trustee nor the Company shall be responsible for the accuracy of the interests shown on that system.

                      [END OF FORM OF BOND OF ___% SERIES]

and

                  WHEREAS, the Company and Trustee deem it advisable to enter into this Supplemental Indenture for the purposes of describing the bonds of the ___% Series and establishing the terms and provisions thereof and confirming the mortgaging under the Indenture of additional property for the equal and proportionate benefit and security of the holders of all bonds at any time issued thereunder;

                  NOW, THEREFORE, IT IS HEREBY COVENANTED, DECLARED AND AGREED, by and between the Company and the Trustee, that all such bonds of the ___% Series are to be issued, authenticated and delivered, subject to this Supplemental Indenture, and to further covenants conditions, uses and trusts in the Indenture set forth, and the parties hereto mutually agree as follows:

                  SECTION 1. Bonds of the ___% Series shall mature on ____________, shall bear interest at the rate of _________ per centum (___%) per annum, payable semiannually on _________ and __________ in each year, and shall be designated as the Company's "Mortgage Bonds ___% Series due ____. Principal or redemption price of and interest on the bonds of the ___% Series shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, at an office or agency of the Company in the Borough of Manhattan, The City of New York, New York or in the City of Akron, Ohio.

                  Definitive bonds of the ___% Series may be issued, originally or otherwise, only as registered bonds, substantially in the form of bond hereinabove recited, and in denominations of $1,000 and authorized multiples thereof. Delivery of a bond of the ___% Series to the Trustee for authentication shall be conclusive evidence that the multiple thereof and its serial number has been duly approved by the Company.

                  The bonds of the ___% Series shall be redeemable as provided in the form of bond hereinabove set forth, and such provisions are incorporated at this place as though set forth in their entirety.


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


                  Except as provided in this Section 1, bonds of the ___% Series shall be dated and bear interest as provided in Section 3.03 of the Indenture; provided, however, that, notwithstanding any provision of said Section 3.03, so long as there is no existing default in the payment of interest on said bonds, any bond of the _____% Series authenticated by the Trustee between an Interest Payment Date for bonds of such series and the Regular Record Date for such interest payment date shall bear interest from such interest payment date and the holder of any such bond shall not be entitled to payment of interest on such interest payment date and shall have no claim against the Company with respect thereto.

                  Bonds of the ______% Series may be transferred by the registered owners thereof, in person or by attorney duly authorized, at an office or agency of the Company in the Borough of Manhattan, The City of New York, New York or in the City of Akron, Ohio but only in the manner and upon the conditions prescribed in the Indenture and in the form of bond of such series hereinabove recited.

                  The person in whose name any bond of the ___% Series is registered at the close of business on any record date for such series with respect to any interest payment date for such series shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such registered bond upon any transfer or exchange thereof subsequent to the record date and prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such bond (or any bond or bonds issued, directly or after intermediate transactions, upon transfer or exchange or in substitution thereof) is registered on a subsequent record date for such payment established as provided in Section 3.07 of the Indenture.

                  SECTION 2. Except as herein otherwise expressly provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture; the Trustee shall not be responsible for the recitals herein or in the bonds (except the Trustee's authentication certificate), all of which are made by the Company solely; and this Supplemental Indenture is executed and accepted by the Trustee, subject to all the terms and conditions set forth in the Indenture, as fully to all intents and purposes as if the terms and conditions of the Indenture were herein set forth at length.

                  SECTION 3. As supplemented by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed, and the Indenture as herein defined, and this Supplemental Indenture, shall be read, taken and construed as one and the same instrument. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture.

                  SECTION 4. Nothing in this Supplemental Indenture contained shall or shall be construed to confer upon any person other than a holder of bonds issued under the Indenture, the Company and the Trustee any right or interest to avail himself of any benefit under any provision of the Indenture or of this Supplemental Indenture.

                  SECTION 5. This Supplemental Indenture may be simultaneously executed in several counterparts and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

                  IN WITNESS WHEREOF, OHIO EDISON COMPANY, party of the first part hereto, and THE BANK OF NEW YORK, party of the second part hereto, have caused these presents to be executed in their respective names by their respective Presidents or one of their Vice Presidents or Assistant Vice Presidents and their respective seals to be hereunto affixed and attested by their respective Secretaries or one of their Assistant Secretaries or Assistant Treasurers, all as of the day and year first above written.

                                                     OHIO EDISON COMPANY


                                                     By:
                                                        ------------------------
                                                        NAME:
                                                        TITLE:

[SEAL]


Attest:
        ------------------------
        NAME:
        TITLE:

Signed, Sealed and Acknowledged on behalf of OHIO EDISON COMPANY in the presence of:


---------------------------


---------------------------

                                                     THE BANK OF NEW YORK


                                                     By:
                                                         -----------------------
                                                         NAME
                                                         TITLE:

[SEAL]


Attest:
        ---------------------------
        NAME
        TITLE:

Signed, Sealed and Acknowledged on behalf of THE BANK OF NEW YORK in the presence of:


---------------------------


---------------------------

STATE OF OHIO     )
                  :  ss.:
COUNTY OF SUMMIT  )

                  On the ______ day of _____________, ____, personally appeared before me, a Notary Public in and for the said County and State aforesaid, ___________________ and __________________, to me known and known to me to be a
____________________ and a __________________, respectively, of OHIO EDISON
COMPANY, the corporation which executed the foregoing instrument, and who severally acknowledged that they did sign and seal such instrument as such __________________ and __________________, respectively, of OHIO EDISON COMPANY, the same is their free act and deed and the free and corporate act and deed of said corporation.

                  IN WITNESS WHEREOF, I have hereunto set my hand and seal the ______ day of ___________, _____.

                                    ---------------------
                                             , Notary Public
                                    [County]
                                    [State] [Number]
                                    My Commission Expires
                                                          ---------------
[SEAL]



STATE OF OHIO     )
                  :  ss.:
COUNTY OF SUMMIT  )

                  On the ___ day of __________, ____, before me personally came ___________________, to me known, who, being by me duly sworn, did depose and say that he resides at _________________________; that he is a __________________ of OHIO EDISON COMPANY, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.



                                    ---------------------
                                             , Notary Public
                                    [County]
                                    [State] [Number]
                                    My Commission Expires
                                                          ---------------
[SEAL]

STATE OF NEW YORK )
                           :  ss.:
COUNTY OF NEW YORK         )

                  On the ___ day of _____________, _____, personally appeared before me, a Notary Public in and for the said County and State aforesaid, __________________________ and ____________________________, to me known and known to me to be a _________________ and ___________________, respectively, of
THE BANK OF NEW YORK, the corporation which executed the foregoing instrument, and who severally acknowledged that they did sign and seal such instrument as such _________________ and ___________________ for and on behalf of said corporation and that the same is their free act and deed and the free and corporate act and deed of said corporation.

                  IN WITNESS WHEREOF, I have hereunto set my hand and seal the ___ day of _________, ____.


                                    ---------------------------





[SEAL]



STATE OF NEW YORK )
                           :  ss.:
COUNTY OF NEW YORK         )

                  On the ___ day of __________, ____, before me personally came ____________________, to me known, who, being by me duly sworn, did depose and say that he resides at __________________________, that he is a ___________________ of THE BANK OF NEW YORK, one of the parties described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                    ---------------------------


[SEAL]

                  The Bank of New York hereby certifies that its precise name and address as Trustee hereunder are:

                  The Bank of New York
                  101 Barclay Street
                  City, County and State of New York 10286


                                    THE BANK OF NEW YORK

                                    By:
                                        -------------------------
                                        NAME
                                        TITLE:

                                   [SCHEDULE A


                  DETAILED DESCRIPTION OF ADDITIONAL PROPERTIES





                                     ------------------------------
                                     (NAME)
                                     (TITLE)
                                     OHIO EDISON COMPANY


                                     ------------------------------
                                     (NAME)
                                     (TITLE)
                                     THE BANK OF NEW YORK]





                                      B-15